Exhibit 10.43
PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
PORTIONS OF THIS EXHIBIT MARKED “[* * *]” HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY IN PAPER FORM WITH THE SECURITIES AND EXCHANGE COMMISSION.
PROPOSAL FOR:
Cyclosporin Method Validation and Analytical Testing
for Sirion Therapeutics
SUBMITTED TO:
Bill Stringer
Manufacturing and Compliance
Sirion Therapeutics
August 3, 2006
FROM:
ENCOMPASS PHARMACEUTICAL SERVICES, INC.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
August 3, 2006

Attention:	Bill Stringer
Vice President
Manufacturing and Compliance
Sirion Therapeutics
Subject: Cyclosporin Method Validation and Analytical Testing
This proposal will include the following sections:

- Section I	(Company Information)

- Section II	(Project Overview and Scope)

- Section III	(Responsibilities, Standard Terms and Conditions, Cost Proposal, Statement of Commitment, Proposal Acceptance Sheet)

- Section IV	(Attachments)
Encompass Pharmaceutical Services, Inc., hereafter referred to as Encompass, is pleased to present to Sirion Therapeutics in Tampa, Florida, the estimated prices for the execution of Cyclosporin Method Validation and Analytical Testing. We have had extensive experience in these types of projects, especially with Ophthalmics, and working in a global environment. We are confident that the expertise of Encompass professionals will exceed your expectations for the project completion and we look forward to developing a strong working relationship with Sirion Therapeutics.
If you have any questions or need additional information, do not hesitate to contact me at:
(770) 248-4501
Sincerely,
/s/ T. Rowe
T.Rowe
President

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing

TABLE OF CONTENTS

Introduction	4

Corporate Information	4

Business Justification	4

Section 1	5

1.1 Project Overview	5

1.2 Project Scope	5

Section 2	6

2.1 Responsibilities	6

2.2 Standard Terms and Conditions	7

2.3 Cost Proposal	8

2.4 Invoicing and Payments	9

2.5 Statement of Commitment	10

2.6 Proposal Acceptance Sheet	11

Section 3	12

Attachments

1. Cost assessment

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
COMPANY INFORMATION
     Encompass Pharmaceutical Services, Inc.
Corporate Information:
Encompass Pharmaceutical Services Inc is a Georgia based service company with a focus on providing commercialization support to the Pharmaceutical Industry. Currently the Organization consists of two major segments, the analytical services division and the quality and validation services division. Encompass Pharmaceutical Services, Inc. is mostly comprised of former employees of the Ophthalmics division of Novartis Pharmaceuticals, although the individual expertise ranges across many formulation types.
Our analytical personnel are experienced in the testing of liquid dosage forms as well other dosage forms including solids, powders, lyophilized products, etc. Our Validation and Quality Services division strengths are in the area of sterile liquid and Freeze dried products. In addition, Encompass personnel have significant experience in the management of both quality improvement and development projects.
Notable is our strength and experience with method and product transfers on a global project level. Encompass is comprised of a team of former Novartis personnel who were responsible for global method and transfer activities
As an organization of personnel whose former responsibilities included the quality oversight of contract manufacturing, we recognize the importance of building trust with our customers by insuring the integrity in all of our interactions and in supplying a service whose quality provides significant benefit to our customers.
Business Justification:
The expertise of Encompass is a perfect fit for the Cyclosporin Project. With competitive prices, Encompass provides much more than an analytical lab whenever necessary. This expertise will help to ensure the successful launch of the product.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
     SECTION 1
PROJECT OVERVIEW AND SCOPE
1.1 Project Overview
The overall scope of this project is to complete the Cyclosporin Method Validations and other Analytical Testing as described in the cost assessment in Attachment 1.
1.2 Project Scope:
Encompass will provide the testing and evaluation services described in the cost assessment included in Attachment 1. This document lists the activities required for performing the necessary analytical activities.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
     SECTION 2
2.1 RESPONSIBILITIES
1.1.1	Encompass Pharmaceutical Services, Inc

1.1.1.1	Upon acceptance of this proposal and contract, Encompass agrees to provide the following:
—	Develop protocols for the execution of the method validations, extraction/migration study, and dosing study

—	Execution of the signed protocols

—	Writing and approving the final reports

—	Qualification of Equipment will be complete prior to being used in the performance of the testing activities

—	Personnel will be adequately trained and qualified to perform the testing.

—	Encompass will be in compliance with all applicable laws and regulations including cGMPs.

—	Data will be retained by Encompass and a copy of the final results of each test interval provided to Sirion Therapeutics at its completion.

—	Personnel will manage all information received from Sirion Therapeutics or its affiliates under strict confidentiality in accordance with the Confidential Disclosure Agreement by and between the parties.

—	Updates on the project’s execution will be provided to Sirion Therapeutics or its designee on a regular scheduled basis, as agreed upon.
1.1.2	Sirion Therapeutics (Sirion)

1.1.2.1	Upon acceptance of this proposal and contract, Sirion Therapeutics agrees to provide the following:
—	Timely supply of the samples, raw. materials, and reference standards required for the performance of the activities defined by this proposal.

—	Any information, documentation, and specifications available, as deemed necessary in order to facilitate the execution of the scope of work.

—	Timely Review and approve all protocols and Reports generated by Encompass in the execution of this agreement.

—	Training on any Sirion Therapeutics applicable contractor procedures in order to facilitate the execution of the scope of work.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
2.2 STANDARD TERMS AND CONDITIONS
Approval of this document, associated protocols, or an approved purchase Order number document will serve as acceptance to initiate the project. Any out-of-scope change order requires the written approval of an authorized representative of both parties.
Encompass will not be held liable for any claims related to the products or activities of Sirion Therapeutics as a result of their performance of the testing as defined by this agreement and the protocols signed by Sirion Therapeutics , unless such claim is a result of the gross negligence, willful misconduct or lack of adherence to cGMP’s of Encompass. If the testing performed hereunder has been demonstrated to be not in accordance with the testing procedures and protocols developed pursuant to this agreement, Encompass’s only liability to Sirion Therapeutics is to repeat testing as required.
Sirion Therapeutics will indemnify and hold harmless Encompass for all claims arising out of the sale or distribution of any Sirion Therapeutics products covered by this agreement.
Encompass will manage and monitor activities to assure timely completion of project, however, any delay or failure of Encompass during the execution of the project caused by change of scope, lack of support from Sirion Therapeutics, delays from Sirion Therapeutics due to a submission of required documentation, reviews or approval of documentation, changes in priorities, acts of God, strike, fire, storm, flood, windstorm, hurricane, war, or any other cause or causes beyond the reasonable control of Encompass, shall be excused. If necessary and appropriate, the time for performing the required activities shall be extended or re-negotiated for a period of time reasonably necessary to overcome the effect of such delays and applicable costs should be assigned to project budget.
In the event that Sirion Therapeutics decides to cancel this contract for convenience before the negotiated activities are completed, Sirion Therapeutics agrees to pay a cancellation fee of [* * *] of the total contract amount yet to be completed, as well as expenses incurred through the cancellation date specific to the activities being performed.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
2.3 COST PROPOSAL
Project Cost
A detailed breakdown of the costs to perform the analytical activities is presented in Attachment 1.
Sirion Therapeutics will pay Encompass on a [* * *] basis as each test interval is completed. Encompass will use commercially reasonable efforts to complete the Services and Deliverables within the estimated timelines
The total estimate for these activities is [* * *] for the activities set forth in the attachment.
This estimate does not cover methods development. If further development of any of the methods is required, once mutually agreed upon by Sirion Therapeutics and Encompass, a rate of [* * *] will be billed to cover these costs. The estimate also does not cover laboratory investigations where the conclusion is a root cause assignable to the product, its manufacture, componentry, etc. In this case, Sirion Therapeutics will be billed for the activities associated with the investigation.
In most cases, supplies, such as columns and reagents required to perform the activities associated with this proposal are included in the cost assessment provided to Sirion Therapeutics. If any column or reagent is required that represents more than [* * *] of the total price for that method’s activity, the difference will be billed to Sirion Therapeutics upon prior notice with appropriate documentation. These supplies and columns will be returned to Sirion Therapeutics at the completion of the project, as appropriate.
If Encompass has reason to believe that the expected final price to Sirion Therapeutics will differ from the Estimated Budget, Encompass shall immediately notify Sirion Therapeutics and provide a revised Estimated Budget for performing the work. Sirion Therapeutics shall have the option to:
(i)	Accept the revised Estimated Budget.

(ii)	Revise the Scope of Work so that the Services can be performed at the current Estimated Budget.

(iii)	Terminate this Agreement, without any cancellation fee provided the change in final price is not due to scope changes or new requirements imposed by Merial [sic].

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
2.4 INVOICING AND PAYMENTS
[* * *]
Sirion Therapeutics will be invoiced on a [* * *] basis for analytical services as they are completed. The details of completed services will be included in each invoices.
If travel is required for the completion of this project, travel expenses will be pre-approved by Sirion Therapeutics and charged to Sirion Therapeutics as a pass through as incurred.
Payments will be made in accordance with invoices presented to Sirion Therapeutics at each invoice period; Payments are due and payable [* * *] of invoice date. A penalty charge of 1.5% per month will be applied for any late payments.
Payment shall be made to the following address:

ENCOMPASS PHARMACEUTICAL SERVICES, INC.
150 Technology Parkway NW
Norcross, GEORGIA 30092
770-248-4501 / FAX: 770-248-4501

Attention: Customer Accounts

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
2.5 STATEMENT OF COMMITMENT
Encompass certifies that our associates are in conformance with the U.S. Code of Federal Regulations Subpart 211. Our facilities and personnel are qualified to perform the testing services described and experienced to advise on the subject for which they are retained. Encompass did not and will not use in any capacity the services of any person debarred under section 306 of the Federal Food, Drug, and Cosmetic Act as published in the Federal Register.
To indicate your acceptance of the terms and conditions of this proposal, please sign the attached Proposal Acceptance Sheet and return to my attention Or, if you prefer, please submit a purchase order for our immediate execution which states that it is subject to Encompass proposal 2006-115 for Sirion Therapeutics.
Encompass is ready to begin work upon your authorization to proceed. Thank you for your interest in Encompass Pharmaceutical Services and for the opportunity to present this proposal. You can be assured that Encompass Pharmaceutical Services will give your project the attention, dedication, and professionalism that it deserves.

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
2.6 PROPOSAL ACCEPTANCE SHEET
PROPOSAL NUMBER: 2006-115
PROPOSAL FOR Cyclosporin Method Validation and Analytical Testing
Proposal Submitted By: ENCOMPASS PHARMACEUTICAL SERVICES, INC.
Name: Thomas Rowe;
Title: President
Date: August 3, 2006
Attention: Bill Stringer
This is to confirm the acceptance of Encompass Pharmaceutical Services, Inc. Proposal No. 2006-115 for the Cyclosporin Method Validation and Analytical Testing
Proposal Accepted By:

Name: William Stringer	/s/ William Stringer
Print	Signature

Print	Signature

Title: VP Manufacturing & Compliance

Date: August 9, 2006
Please return one (1) copy of this Proposal Acceptance Sheet to:

ENCOMPASS PHARMACEUTICAL SERVICES, INC.
150 Technology Parkway NW
Norcross, GEORGIA 30092
770-248-4501 / FAX: 770-248-4501

PROPOSAL NUMBER: 2006-115
Cyclosporin Method Validation and Analytical Testing
SECTION IV
Attachments
Attachment Detailed cost analysis for Sirion Therapeutics proposal 2006-115
[* * *]